Exhibit 99.2
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Form 3 Joint Filer Information

Name:                         WARBURG PINCUS & CO.
Address:                      466 Lexington Ave., NewYork, NY  10017
Designated Filer:             Warburg, Pincus Ventures, L.P.
Issuer and Ticker Symbol:     I-trax, Inc. (DMX)
Date of Event Requiring
   Statement:                 March 19, 2004
Signature:
               WARBURG PINCUS & CO.

               By: /s/ Scott A. Arenare
                   -------------------------
                  Name:  Scott A. Arenare
                  Title: Partner


Name:                         WARBURG PINCUS LLC
Address:                      466 Lexington Ave., NewYork, NY  10017
Designated Filer:             Warburg, Pincus Ventures, L.P.
Issuer and Ticker Symbol:     I-trax, Inc. (DMX)
Date of Event Requiring
   Statement:                 March 19, 2004
Signature:
               WARBURG PINCUS LLC

               By: /s/ Scott A. Arenare
                   -------------------------
                  Name:  Scott A. Arenare
                  Title: Managing Director